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                  For Ministry Use Only
             A l'usage exclusif du ministere

         [ONTARIO         Ministry of           Ministere de
         LOGO]            Consumer and          la Consommation
                          Commercial            et du Commerce
         Ontario          Relations             CERTIFICAT
         CERTIFICATE                            Ceci certifie que les presents statuts
         This is to certify that these          entrent en vigueur le                                ONTARIO CORPORATION NUMBER
         articles are effective on                                                                   NUMERO DE LA SOCIETE EN ONTARIO

         FEBRUARY 19       FEVRIER, 1998                                                             1019141
         ---------------------------------------------------------------------------------------------------------------------------
                                                                                TRANS       LINE                   COMP      METHOD
                                                                                CODE         NO.        STAT       TYPE      INCORP.
                                                                                -------    --------    -------    -------    -------
                                                                                  A           0           0          A           3
                                                                                -------    --------    -------    -------    -------
                                                                                 18          20          28         29          30

                                      Director/Directeur

                                                                                           NOTICE
              Business Corporation Act/Loi de sur les compagnies                SHARE       REQ'D              JURISDICTION
                                                                                -------    --------    -----------------------------
                                                                                  S           N        ONTARIO
                                                                                -------    --------    -----------------------------
                                                                                 31          32         33                   47
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                                                                  ARTICLES OF INCORPORATION
                                                                    STATUTS CONSTITUTIFS

   Form 1
  Business        1.   The name of the corporation is:                       Denomination sociale de la compagnie:
Corporations           -------------------------------------------------------------------------------------------------------------
    Act,               IMAX THEATRE SERVICES LTD.
    1982               -------------------------------------------------------------------------------------------------------------

   Formule             -------------------------------------------------------------------------------------------------------------
  numero 1
 Loi de 1982           -------------------------------------------------------------------------------------------------------------
   sur les
 compagnies       2.   The address of the registered office is:              Adresse du siege social:

                       45 Charles Street East, 5th Floor
                  ------------------------------------------------------------------------------------------------------------------
                                          (Street & Number or R.R. Number & if Multi-Office Building give Room No.)
                                (Rue et numero ou numero de la R.R. et, s'il s'agit d'un edifice a bureau, numero du bureau)


                       Toronto, Ontario                                                                                  M4Y 1S2
                  ------------------------------------------------------------------------------------------------------------------
                            (Name of Municipality or Post Office)                                                      (Postal Code)
                       (Nom de la municipalite ou du bureau de poste)                                                  (Code postal)


                                   Municipality                                                     Metropolitan Toronto
                  ------------------------------------------------           of          -------------------------------------------
                    Name of Municipality, Geographic Township)          dans le/la        (County, District, Regional Municipality)
                        (Nom de la municipalite, du canton)                               (Comte, district, municipalite regionale)


                  3.   Number (or minimum and maximum number) of        Nombre (ou nombres minimal et maximal) d'administrateurs:
                       directors is:

                       Minimum 1; Maximum 5;

                  4.   The director(s) is/are:                               Administrateur(s):
                                                                                                                        Resident
                                                                                                                        Canadian
                                                             Residence address, giving Street & No. or R.R. No., or     State
                  First name, initials and last name         Municipality and Postal Code                               Yes or No
                  Prenom, initiales et nom de famille        Adresse personnelle, y compris la rue et le numero, le     Resident
                                                             numero de la R.R., le nom de la municipalite et le code    Canadien
                                                             postal                                                     Oui/Non
                  ------------------------------------------------------------------------------------------------------------------
                  G. Mary Ruby                               113 Inglewood Dr.                                          Yes
                                                             Toronto, Ontario, M4T 1H6
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                   5.  Restrictions, if any, on business the            Limites, s'il y a lieu, imposees aux activites
                       corporation may carry on or on powers the        commerciales ou aux pouvoirs de la compagnie.
                       corporation may exercise.


                       None.



                   6.  The classes and any maximum number of            Categories et nombre maximal, s'il y a lieu,
                       shares that the corporation is authorized to     d'actions que la compagnie est autorisee a
                       issue.                                           emettre:


                       The Corporation is authorized to issue an unlimited number of Common shares.
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                   7.  Rights, privileges, restrictions and             Droits, privileges, restrictions et conditions,
                       conditions (if any) attaching to each class      s'il y a lieu, rattaches a chaque categorie
                       of shares and directors authority with           d'actions et pouvoirs des administrateurs relatifs
                       respect to any class of shares which may be      a chaque categorie d'actions qui peut etre emise
                       issued in series:                                en serie:


                       Not applicable.

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                   8.  The issue, transfer or ownership of shares       L'emission, le transfert ou la propriete d'actions
                       is/is not restricted and the restrictions        est/n'est pas restreinte.  Les restrictions, s'il
                       (if any) are as follows:                         y a lieu, sont les suivantes:


                       The transfer of shares of the Corporation shall be restricted in that no shareholder shall be entitled to transfer any share or shares without either:

                       (a)  the approval of the directors of the Corporation expressed by a resolution passed at a meeting of the board of directors or by an instrument or instruments in writing signed by a majority of the directors;
                            or

                       (b)  the approval of the holders of at least a majority of the shares of the Corporation entitling the holders thereof to vote in all circumstances (other than a separate class vote of the holders of another class of shares of the Corporation) for the time being outstanding expressed by a resolution passed at a meeting of the holders of such shares or by an instrument or instruments in writing signed by the holders of a majority of such shares.
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                  9.  Other provisions, if any, are:                   Autres dispositions, s'il y a lieu:


                  1.  (a)  The number of shareholders of the Corporation, exclusive of persons who are in the employment of the corporation and exclusive of persons who, having been formerly in the employment of the Corporation, were, while in that employment, and have continued after the termination of that employment to be, shareholders of the Corporation, is limited to not more than fifty (50), two or more persons who are the joint registered owners of one or more shares being counted as one shareholder; and

                      (b)  any invitation to the public to subscribe for securities of the corporation is prohibited.

                  2.  In addition to, and without limiting such other powers which the Corporation may by law possess, the directors of the Corporation may, without authorization of the shareholders, by authentic deed, in particular but without limitation, for the purpose of securing any bonds, debentures or debenture stock which it is by law entitled to issue, hypothecate, mortgage, pledge, cede or transfer any property, moveable or immoveable, present or future, which it may own.
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                  10. The names and addresses of the incorporators     Full residence address or address of registered
                      are                                              office or of principal place of business giving
                      Nom et adresse des fondateurs                    street & No. or R.R. No., municipality and postal
                      First name, initials and last name or            code
                      corporate name                                   Adresse personnelle au complet, adresse du siege
                      Prenom, initiale et nom de famille ou            social ou adresse de l'etablissement principal, y
                      denomination sociale                             compris la rue et le numero, le numero de la R.R.,
                                                                       le nom de la municipalite et le code postal
                  ------------------------------------------------------------------------------------------------------------------

                      G. Mary Ruby                                     113 Inglewood Dr.
                                                                       Toronto, Ontario, M4T 1H6



                  These articles are signed in duplicate.              Les presents statuts sont signes en double exemplaire.
                  ------------------------------------------------------------------------------------------------------------------
                                                              Signatures of incorporators
                                                               (Signature des fondateurs)



                                                              /s/ G. Mary Ruby
                                                              ----------------------------
                                                              G. Mary Ruby
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